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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26591) of Newmont Gold Company of our report dated May 5, 1997 pertaining to the statement of net assets available for plan benefits, with fund information, of the Santa Fe Pacific Gold Corporation Retirement and Savings Plan as of December 31, 1996 appearing on page 2 of this Form 11-K.


                                      /s/ PRICE WATERHOUSE LLP


Phoenix, Arizona
June 29, 1998